Exhibit 1.1

13,753,012 Shares

OPERA LIMITED

ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE IN THE FORM OF

AMERICAN DEPOSITARY SHARES

UNDERWRITING AGREEMENT

September 28, 2023

Citigroup Global Markets Inc.

388 Greenwich Street
New York, NY 10013
United States

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

United States

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

The person named in Schedule II hereto (the “Selling Shareholder”) proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 13,753,012 ordinary shares, par value US$0.0001 per share (the “Firm Shares”), of Opera Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in the form of 6,876,506 American Depositary Shares (as defined below).

The Company also proposes to grant to the Underwriters an option to purchase up to an additional 2,062,950 ordinary shares, par value US$0.0001 per share (the “Additional Shares”), of the Company in the form of 1,031,475 American Depositary Shares. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value US$0.0001 per share, of the Company are hereinafter referred to as the “Ordinary Shares.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of July 26, 2018 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share represents the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-273242), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and a registration statement on Form F-6 relating to the American Depositary Shares. The registration statement relating to the Shelf Securities, as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement pursuant to Rule 430A or Rule 430B under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” and the related prospectus covering the Shelf Securities dated July 14, 2023 in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary prospectus supplement specifically related to the Shares dated September 27, 2023 (including the Base Prospectus). The registration statement on Form F-6 relating to the American Depositary Shares, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares or American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to also include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A registering the Shares and the American Depositary Shares (the “Form 8-A Registration Statement”). For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, and a “bona fide electronic road show” is as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference therein.

1. Representations and Warranties.

(i) The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. The Company has complied with each request (if any) from the Commission for additional information.

(b) Compliance with Securities Law. (i) Each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the ADS Registration Statement at the time it became effective, the Closing Date (as defined in Section 4 hereof) and any Option Closing Date (as defined in Section 2 hereof) comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, each Time of Sale Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Closing Date and any Option Closing Date, complied and will comply with the Securities Act and the applicable rules and regulations of the Commission thereunder, and each Time of Sale Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each bona fide electronic road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(c) hereof.

(c) Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) EGC Status and Testing-the-Waters Communication. (i) From the time of the filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. (ii) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that the Company reasonably believed to be qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Rule 163B under the Securities Act, and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. (iii) The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(e) Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statements, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(f) Subsidiaries. Each of the Company’s principal direct and indirect subsidiaries or any other company over which the Company has direct or indirect effective control (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule V hereto. Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation with limited liability and, where its jurisdiction of incorporation recognizes such qualification, in good standing under the laws of the jurisdiction of its incorporation, has full corporate or other requisite power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified to transact business, and to the extent applicable, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except for such qualification that would not have a Material Adverse Effect; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association and non-assessable and are free and clear of all liens, encumbrances, equities or claims. None of the issued outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company and its Subsidiaries to carry out their obligations under this Agreement and the Deposit Agreement.

(g) Corporate Structure. The description of the corporate structure of the Company, as set forth in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the Commission pursuant to the Exchange Act on April 20, 2023 under the caption “History and Development of the Company” and “Organizational Structure” and incorporated by reference in the Time of Sale Prospectus, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus and the Prospectus.

(h) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement and the description of the Deposit Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(j) Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(k) Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) Ordinary Shares. (i) The Ordinary Shares issued outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized, issued and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized, issued and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries.

(m) American Depositary Shares. The American Depositary Shares, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement.

(n) Shares. (i) The Shares to be sold by the Company have been duly authorized and, when issued and allotted in accordance with the terms of this Agreement and registered in the register of members of the Company, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and allotted against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus, the Prospectus and the memorandum and articles of association, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands, Norway, Ireland, the People’s Republic of China (“PRC”) by non-PRC resident holders, Hong Kong or the United States.

(o) Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “History and Development of the Company,” “Organizational Structure,” “Our Company,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation,” “Underwriting” and “Related Party Transactions,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(p) Listing. The American Depositary Shares have been listed on the Nasdaq Global Select Market and the Company is not aware of any notice of delisting.

(q) Compliance with Law, Constitutive Documents and Contracts. Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries is (i) in breach or violation of any provision of applicable law or (ii) is in material breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is (x) binding upon the Company or any of the Subsidiaries and (y) material to the Company and the Subsidiaries taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries; except in the case of (i) and (iii) above, where such breach or violation would not have a Material Adverse Effect.

(r) Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association or other constitutive documents of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Shares or the American Depositary Shares or otherwise described in the Time of Sale Prospectus and the Prospectus.

(s) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole; (ii) except as disclosed in the Time of Sale Prospectus and the Prospectus, there has been no purchase of its own issued outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset, or (D) agreed to take any of the foregoing actions; and (v) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(t) No Pending Proceedings. There are no legal or governmental proceedings pending or threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries or, to the Company’s knowledge, any of its executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u) Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Additional Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(w) Registration Rights; Lock-up Letters. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6(i)(t) hereof. Each of the directors, officers and certain shareholders of the Company as listed on Schedule VI hereto has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(x) Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries or their respective affiliates, nor any director, officer or employee thereof nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, influence official action or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Norwegian Penal Code, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Corruption Laws is pending or, to the best knowledge of the Company, threatened.

(y) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z) Compliance with Economic Sanctions. (i) Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)         the subject of any sanctions administered or enforced by the U.S. government or any applicable foreign government, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)         located, organized or resident in, or a national, governmental entity or agent of, a country or territory that is, the subject of Sanctions (including, without limitation, Belarus, Cuba, Iran, North Korea, Russia, Syria, and sanctioned regions of Ukraine including Crimea, Donetsk People’s Republic, Luhansk People’s Republic, Kherson, and Zaporizhzhia).

(ii)         The Company represents and covenants that the Company and its Subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)         to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(B)         in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)         Except as described in the Time of Sale Prospectus and the Prospectus, the Company represents and covenants that, for the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa) Export Control Laws. The Company has conducted all export transactions in accordance with applicable provisions of applicable export control laws and regulations, including, as applicable, the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

(bb) Title to Property. (i) The Company and its Subsidiaries do not own any real property; (ii) each of the Company and its Subsidiaries has good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries ; and (iii) any buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(cc) Company IT System. The Company reasonably believes that (i) the Company, its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company, its Subsidiaries (the “Company IT Systems”) in all material respects, (ii) the Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company, its subsidiaries as currently conducted in all material respects and (iii) the Company and its subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with applicable regulatory standards;

(dd) Possession of Intellectual Property. Except as described in the Time of Sale Prospectus, the Company and its Subsidiaries own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company, any Subsidiary or any Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) - (vi) such as would not, if determined adversely to the Company or its Subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(ee) Merger or Consolidation. Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(ff) Termination of Contracts. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries, or to the best knowledge of the Company, any other party to any such contract or agreement.

(gg) Absence of Labor Dispute; Compliance with Labor Law. No labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries exists, or to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries that could have a Material Adverse Effect. The Company and its Subsidiaries are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the best knowledge of the Company, is imminent.

(hh) F-3 Eligibility. The Company is eligible for filing a registration statement on Form F-3.

(ii) Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost.

(jj) Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) each of the Company and its Subsidiaries possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and their respective assets and properties, for the Company and each of its Subsidiaries that are necessary to conduct their respective businesses; (ii) each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits; (iii) such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; (iv) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit; (v) neither the Company nor any of its Subsidiaries has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course; except in the case of (i) and (v) above, where such failure to possess, file or renew would not have a Material Adverse Effect.

(kk) Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus and the Prospectus.

(ll) PFIC Status. Based on the Company’s current income and assets and projections as to the value of its assets and the market value of its American Depositary Shares, including the current and anticipated valuation of its assets, the Company believes that it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(mm) No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding, or other similar taxes or duties are payable by or on behalf of the Underwriters to the government of Norway, Ireland or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, and sale of the Shares by the Company or the deposit of the Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Shares and the initial sale and allotment of the American Depositary Shares representing the Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(nn) Independent Accountants. KPMG AS, whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(oo) Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with the International Financial Reporting Standards applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(pp) Critical Accounting Policies. The Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(qq) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) which are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the International Financial Reporting Standards and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr) Disclosure Controls; Exchange Act. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the EDGAR system.

(ss) Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(tt) Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including but not limited to MAU, average MAU, average user time spent, page views, minutes of video viewing, are true and accurate in all material respects.

(uu) Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate in all material respects, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(vv) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described or filed as required.

(ww) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule III hereto.

(xx) Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus and Prospectus, (i) none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(yy) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(zz) Absence of Manipulation. None of the Company, the Subsidiaries or, to the best knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the American Depositary Shares.

(aaa) No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(bbb) No Immunity. None of the Company, the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Norway, Ireland, the State of New York or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding or counterclaim, the jurisdiction of any Cayman Islands, Norway, Ireland, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12 hereof and Section 7.7 of the Deposit Agreement.

(ccc) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Norway and Ireland and will be recognized by courts in the Cayman Islands, Norway and Ireland. The Company has the power to submit, and pursuant to Section 12 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 12 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 hereof and Section 7.6 of the Deposit Agreement.

(ddd) Enforceability of Judgment. Except as described in the Time of Sale Prospectus and the Prospectus, any final and conclusive judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized against the Company and would give judgment based thereon in the Cayman Islands, Norway and Ireland, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given and is final, (C) is not in respect of taxes, a fine or a penalty, and (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, (ii) with respect to courts of Ireland (A) the courts are satisfied (on the basis of Irish conflicts of laws) that the New York Court was a court of competent jurisdiction; (B) the judgment has not been obtained or alleged to have been obtained by fraud or a trick; (C) the decision of the New York Court and the enforcement thereof was not and would not be contrary to natural or constitutional justice under Irish law; (D) the enforcement of the judgment would not be contrary to public policy as understood by the Irish courts or constitute the enforcement of a judgment of a penal or revenue nature; (E) the judgment is not inconsistent with a judgment of the Irish courts in respect of the same matter; (F) the judgment is final and conclusive and is for a debt or definite sum of money; (G) the procedural rules of the New York Court and the Irish courts have been observed; (H) no fresh evidence is adduced by any party thereto which could not have been discovered prior to the judgment of the New York Court by reasonable diligence by such party and which shows such judgment to be erroneous; and (I) there is a practical benefit to the party in whose favour the judgment of the New York Court is made in seeking to have that judgment enforced in Ireland; and (iii) with respect to courts of Norway (A) the respective parties have agreed on and submitted in writing to the exclusive jurisdiction of the relevant court or tribunal, (B) the decision obtained is final, non-appealable, conclusive and enforceable in and pursuant to the laws of the country in which it has been passed, (C) the decision relates to issues where freedom of contract apply and no mandatory rules on jurisdiction or overriding mandatory provisions are applicable, including (I) interest in land or concerns certain rights in respect of property, (II) validity of the constitution, the nullity or the dissolution of companies or other persons, or the validity of the resolutions of their decision-making bodies, (III) any debt settlement negotiations, bankruptcy, insolvency, liquidation, enforcement or similar proceedings in respect of the relevant Norwegian company, and (IV) the acceptance and enforcement of the decision are not considered to be in conflict with decency or Norwegian mandatory law or public policy. The Company is not aware of any reason why the enforcement in the Cayman Islands, Ireland or Norway of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, Ireland or Norway.

(eee) No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and any person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(fff) No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries or, to the best knowledge of the Company, any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.(ggg) Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(hhh) Tax Filings. (i) The Company and each of its Subsidiaries have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, or where the failure to file such tax returns or pay such taxes would not, individually or in the aggregate, result in a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. (ii) To the best knowledge of the Company after due and careful inquiry, all local and national governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation.

(iii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii) The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) Title to Shares. The Selling Shareholder is the record and beneficial owner of the Shares to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Shares in blank, and has full power and authority to sell its interest in the Shares and to deposit with the Depositary the Shares, and, assuming that each Underwriter acquires its interest in the American Depositary Shares it has purchased from the Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such American Depositary Shares delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such American Depositary Shares credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such American Depositary Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) to such American Depositary Shares purchased by such Underwriter may be asserted against such Underwriter with respect to such American Depositary Shares. For purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) The Depository Trust Company will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (y) appropriate entries to the accounts of the several Underwriters on the records of The Depository Trust Company will have been made pursuant to the UCC.

(b) Ordinary Shares Freely Depositable. The Shares underlying the American Depositary Shares to be sold by the Selling Shareholder may be freely deposited by the Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of American Depositary Shares; the American Depositary Shares, when issued and delivered against payment thereof, will be freely transferable by the Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the American Depositary Shares under the laws of the Cayman Islands, Norway, Ireland, the PRC by non-PRC resident holders, Hong Kong or the United States, except as disclosed in the Time of Sale Prospectus and the Prospectus.

(c) Absence of Manipulation. The Selling Shareholder has not taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the American Depositary Shares.

(d) Absence of Conflicts and Defaults Resulting from Transaction. Neither the sale of the Shares being sold in the form of American Depositary Shares by the Selling Shareholder nor the consummation of any other of the transactions herein contemplated by the Selling Shareholder or the fulfillment of the terms hereof by the Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) any applicable law or (ii) if applicable, the charter or bylaws of the Selling Shareholder, (iii) the terms of any indenture or other agreement or instrument to which the Selling Shareholder or any of its subsidiaries is a party or bound, or (iv) any judgment, order or decree applicable to the Selling Shareholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholder or any of its subsidiaries, except, in the cases of clauses (i), (iii) and (iv) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the Selling Shareholder’s ability to fulfill its obligations under this Agreement; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Securities Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares or the American Depositary Shares by the Underwriters and such other approvals as have been obtained.

(e) Affirmation of Representations and Warranties. The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1(i) are not true and correct, is familiar with the Time of Sale Prospectus and the Registration Statements and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus and the Prospectus which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Shares in the form of American Depositary Shares by the Selling Shareholder pursuant hereto is not prompted by any material information concerning the Company or any of its subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus or any amendment or supplement thereto.

(f) Prospectus and Registration Statements. In respect of any statements in or omissions from the Registration Statements, the Prospectus, any preliminary prospectus or any free writing prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company or to the Underwriters by any Selling Shareholder specifically for use in connection with the preparation thereof, and it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the statements relating to the Selling Shareholder under the caption headed “Principal and Selling Shareholders” in the Time of Sale Prospectus and the Prospectus (such information, the “Selling Shareholder Information”), the Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under Sections 1(i)(b) hereof.

2. Agreements to Sell and Purchase.

The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder the number of Firm Shares set forth in Schedule II hereto at US$11.76 per American Depositary Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,062,950 Additional Shares in the form of 1,031,475 American Depositary Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company and the Selling Shareholder are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of American Depositary Shares as soon after the Registration Statement and this Agreement have both become effective as in the judgment of the Representatives is advisable. The Company and the Selling Shareholder are further advised by the Representatives that the Shares are to be offered to the public initially at US$12.25 per American Depositary Share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$0.2940 per American Depositary Share from the Public Offering Price.

4. Payment and Delivery.

(a) Payment for the Firm Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City to the account specified by the Selling Shareholder to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Firm Shares for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on October 4, 2023, or at such other time on the same or such other date, not later than October 9, 2023, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Additional Shares for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than November 9, 2023 as shall be designated in writing by the Representatives.

(c) The American Depositary Shares to be issued and allotted to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be. Such American Depositary Shares shall be delivered by or on behalf of the Company and the Selling Shareholder to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company or the Selling Shareholder, as the case may be, to the Representatives at least forty-eight hours in advance of such payment on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law. The Company will cause the certificates representing the Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company and the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or an Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date, signed by an executive officer of the Company, to the effect set forth in Section 5(a) hereof and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and with respect to such other matters as the Representatives may reasonably require.

(c) The Underwriters shall have received from the Selling Shareholder on the Closing Date a certificate, dated such date, signed by an executive officer of the Selling Shareholder, to the effect that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and with respect to such other matters as the Representatives may reasonably require.

(d) The Underwriters shall have received on each of the date hereof and the Closing Date or an Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion (including with respect to certain customary U.S. federal income tax matters) and negative assurance letter of Milbank (Hong Kong) LLP, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Wikborg Rein, Norwegian counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(h) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Philip Lee LLP, Irish counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above shall be addressed to the Underwriters and shall so state therein.

(i) The Underwriters shall have received on the Closing Date an opinion letter of Kirkland & Ellis LLP, U.S. counsel for the Selling Shareholder, dated the Closing Date, in the form and substance reasonably satisfactory to the Underwriters.

(j) The Underwriters shall have received on the Closing Date one or more customary opinions of local counsels to the Selling Shareholder (other than Selling Shareholder who are natural persons), dated the Closing Date in form and substance satisfactory to the Representatives.

At the request of the Selling Shareholder, the opinions of counsel for the Selling Shareholder described above shall be addressed to the Underwriters and shall so state therein.

(k) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(m) The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from KPMG AS, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n) The “lock-up” letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule VI relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(o) The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement.

(p) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(q) The American Depositary Shares representing the Shares shall have been duly listed on the Nasdaq Global Select Market.

(r) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective.

(s) No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(t) On the Closing Date or an Option Closing Date, as the case may be the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company and the Selling Shareholder.

(i) The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a) To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act.

(b) To furnish to the Representatives, without charge, signed copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto and documents incorporated by reference therein) reasonably requested by the Representatives and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto and documents incorporated by reference therein) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(i)(f) or 6(i)(g) hereof, as many copies of the Time of Sale Prospectus, the Prospectus, and any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e) Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Shares and the American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i) To advise the Representatives promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including but not limited to Rule 158 under the Securities Act).

(k) During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(l) To apply the net proceeds to the Company from the sale of the Additional Shares, if any, in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the American Depositary Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(m) Not to take, and to cause each of its Subsidiaries not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the American Depositary Shares.

(n) (i) To indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, documentary, transaction, transfer, withholding, or other similar taxes or duties (other than taxes imposed on the net income of an Underwriter), including any interest and penalties, on the creation, allotment, issue and sale of the Additional Shares or American Depositary Shares by the Company to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the American Depositary Shares by the underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction; and (ii) to ensure that all payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid in respect of any such taxes, duties or charges to the extent such taxes, duties or charges (i) are imposed by reason of a present or former connection between the recipient and the jurisdiction imposing such taxes, duties or charges (other than a connection that would not have arisen solely but for the transactions contemplated by this Agreement) or (ii) would not have been imposed but for the failure of the recipient to provide, upon request, any customary or required certification, identification or other documentation concerning such recipient’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges.

(o) To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(p) (i) not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(q) To implement and maintain effective measures in compliance with laws and regulations in all material respects in the European Union and other applicable jurisdictions concerning user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and other applicable aspects of the Company’s operations.

(r) Without the prior written consent of the Representatives on behalf of the Underwriters, not to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, or (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of as disclosed in the Time of Sale Prospectus and Prospectus, (iii) the grant of options to purchase Ordinary Shares or other awards under the Company’s share incentive plans existing on the date hereof; and (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (A) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period.

(u) If the third anniversary of the initial effective date of the Registration Statement occurs before all the ADSs have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission

(ii) The Selling Shareholder, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a) During the Restricted Period, the Selling Shareholder will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or any affiliate of the Selling Shareholder or any person in privity with the Selling Shareholder or any affiliate of the Selling Shareholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Ordinary Shares or American Depositary Shares or any securities convertible into or exercisable or exchangeable for, Ordinary Shares or American Depositary Shares; or publicly announce an intention to effect any such transaction, other than Ordinary Shares disposed of as bona fide gifts approved by the Representatives.

(b)         The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or American Depositary Shares.

(c)         The Selling Shareholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any material change in information in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus or any free writing prospectus or any amendment or supplement thereto relating to the Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any free writing prospectus which comes to the attention of the Selling Shareholder.

(d)         The Selling Shareholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(e)         The Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

(f) Prior to the Closing Date, the Selling Shareholder will deposit, or cause to be deposited on its behalf, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement.

(g) (i) The Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp, issue, transfer, transaction, registration, capital business, income, capital gains, value-added or other similar tax or duty, including any interest and penalties, on the creation, issue, sale and delivery of the Shares or the American Depositary Shares to and by the Underwriters and on the execution, delivery, performance and enforcement of this Agreement and the Deposit Agreement; (ii) all payments to be made by the Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except, in the case of either (i) or (ii), to the extent of withholding or other taxes that would not have been imposed but for (x) such Underwriter’s being a resident of the jurisdiction imposing such taxes or having a permanent establishment therein or any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) therewith or (y) the failure of an underwriter to provide, upon reasonable request, any certification, identification or other documentation concerning such Underwriter’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges.

(h) The Selling Shareholder will comply with the agreement contained in Section 7 hereof.

7. Expenses Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses and fees incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and the American Depositary Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum or any other document in connection with the offer, purchase, sale and delivery of the Shares or the American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Shares and American Depositary Shares for offer and sale under state securities laws as provided in Section 6(i)(h) hereof, (iv) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (v) the cost of printing certificates representing the Shares or the American Depositary Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the American Depositary Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, meals and lodging expenses of any such consultants and the Company’s representatives, and the cost of any vehicle or aircraft chartered for the purpose of the road show, provided, however, for purposes of this clause (vii), consultants and representatives shall not include the Underwriters or any of their employees, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

The Selling Shareholder agrees to pay or cause to be paid (i) the fees, disbursements and expenses of any counsel separately appointed by the Selling Shareholder in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act, and (ii) the costs and charges of the Depositary in connection with the Shares to be sold by the Selling Shareholder.

It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 hereof, the Underwriters will pay all of their costs and expenses including stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, each director, officer and employee of the any of the foregoing, the selling agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) hereof).

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, each director, officer and employee of the any of the foregoing, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity; provided further that notwithstanding the generality of the foregoing, (i) the Selling Shareholder will only be liable pursuant to this Section 9(b) to the extent that such loss, claim, damage, liability, action, litigation, investigation or proceeding arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Selling Shareholder Information, (ii) the liability of the Selling Shareholder pursuant to this section 11(b) shall not exceed the net proceeds received by the Selling Shareholder (after deducting underwriting commissions and discounts) from its sale of the American Depositary Shares hereunder. This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder, to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession figures appearing in the third paragraph and the addresses of the Representatives appearing in the fourteenth paragraph under the caption “Underwriting” (the “Underwriter Information”).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the (i) fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and each person, if any, who controls a Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) hereof, is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Shareholder, as the case may be, on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company or the Selling Shareholder, as the case may be, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company or the Selling Shareholder, as the case may be, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and Section 6(i)(n) hereof and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or (B) the Company, the Selling Shareholder and their respective officers or directors or any person controlling the Company and the Selling Shareholder and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Oslo Stock Exchange, the Hong Kong Stock Exchange or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in commercial banking, securities settlement, payment or clearance services in the United States, the European Union, Norway or the Cayman Islands or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, European Union, Norway or Cayman Islands authorities, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis or any change or development involving a prospective change in the national or international political, financial or economic conditions that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Selling Shareholder and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company or the Selling Shareholder, as the case may be, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Submission to Jurisdiction; Appointment of Agent for Service. The Company and the Selling Shareholder hereby irrevocably submit to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby. The Company and each of the Company’s Subsidiaries and the Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company or the Selling Shareholder, as the case may be, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company and the Selling Shareholder irrevocably appoint Cogency Global Inc., as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company and the Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

13. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Selling Shareholder agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Selling Shareholder, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

14. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Shares and the offering of the American Depositary Shares, represents the entire agreement between the Company, the Selling Shareholder and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares and the offering of the American Depositary Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Citigroup Global Markets Inc.

388 Greenwich Street
New York, NY 10013
United States

Goldman Sachs & Co. LLC

200 West Street
New York, NY 10282

if to the Company shall be delivered, mailed or sent to Opera Limited, Gjerdrums vei 19, 0484 Oslo, Norway, Attention: General Counsel.

if to the Selling Shareholder shall be delivered, mailed or sent to Keeneyes Future Holding, Inc., Block B, Mingyang International Centre, No. 46 Xizhongbu Hutong, Dongcheng District, Beijing, China.

19. Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholder and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

20. Absence of Fiduciary Relationship. The Company and the Selling Shareholder hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement, including without limitation the determination of the public offering price of the American Depositary Shares and any interaction that the underwriters have with the Company, the Selling Shareholder and/or their respective representatives or agents in relation thereto, is part of an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholder and (c) the engagement of the Underwriters by the Company and the Selling Shareholder in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Shareholder agree that they are solely responsible for making their own judgments in connection with the offering and other matters addressed herein or contemplated hereby (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholder on related or other matters). The Company and the Selling Shareholder also acknowledge and agree that the Underwriters have not rendered to them any investment advisory services of any nature or respect and will not claim that the Underwriters owe any agency, fiduciary or similar duty to them, in connection with the offering and such other matters or the process leading thereto. The Company further acknowledges and agrees that in any and all discussions with the Underwriters in connection with this Agreement and the matters contemplated hereby, that the Underwriters are providing services solely to the Company and all such employees, officers or directors of the Company engaged in such discussions are acting solely as representatives of the Company not in their individual or personal capacity as potential selling securityholders or as representatives of the Selling Shareholder (or any individual Selling Shareholder), and that any view expressed or recommendation that may be deemed to be made by the Underwriters is expressed or made solely to and for the benefit of the Company.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Selling Shareholder and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Shareholder’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 9(c) of this Agreement shall be deemed to be for the benefit of its directors, its officers who have signed the Registration Statement and any person controlling the Company and the Selling Shareholder within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 22, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

23. Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

24. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature page follows]

Very truly yours, OPERA LIMITED
By:	/s/ James Yahui Zhou
Name: James Yahui Zhou
Title: Chairman and Chief Executive Officer

[Signature page to Underwriting Agreement]

KEENEYES FUTURE HOLDING, INC.

By:	/s/ James Yahui Zhou
Name: James Yahui Zhou
Title: Director

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of themselves and

the several Underwriters named in
Schedule I hereto

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Liz Milonopoulos
Name: Liz Milonopoulos
Title: Managing Director

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Jason Tofsky
Name: Jason Tofsky
Title: Managing Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Maximum Number of Additional Shares To Be Purchased
Citigroup Global Markets Inc.	5,638,734	845,810
Goldman Sachs & Co. LLC	4,882,320	732,348
Cowen and Company, LLC	1,306,536	195,980
China International Capital Corporation Hong Kong Securities Limited	1,306,536	195,980
Lake Street Capital Markets LLC	618,886	92,832
Total	13,753,012	2,062,950

SCHEDULE II

Selling Shareholder	Number of Firm Shares to be Sold
Keeneyes Future Holding, Inc.	13,753,012

Total	13,753,012

SCHEDULE III

Time of Sale Prospectus

1.	Base Prospectus dated September 25, 2023 relating to the Shelf Securities
2.	Preliminary prospectus supplement dated September 27, 2023 relating to the Shelf Securities
3.	Public offering price of $12.25 per ADS and base offering size of 6,876,506 ADSs

SCHEDULE IV

WRITTEN TESTING-THE-WATERS COMMUNICATION

None.

SCHEDULE V

SUBSIDIARIES OF THE COMPANY

	Name	Place of Incorporation
1.	Opera Financial Technologies Ltd.	United Kingdom
2.	Opera Software Spain S.L.U.	Spain
3.	Opera Holding AS	Norway
4.	Opera Services AS	Norway
5.	Opera Norway AS	Norway
6.	Opera Hosting Ltd.	Canada
7.	Opera Software Americas LLC	United States
8.	Opera Software Ireland Ltd.	Ireland
9.	Opera Software International AS	Norway
10.	Beijing Yuega Software Tech. Srvc. Co. Ltd.	PRC
11.	Opera Software India Pvt. Ltd.	India
12.	Opera Software Poland sp.z.o.o	Poland
13.	Opera Software Tech. (Beijing) Co. Ltd.	PRC
14.	Opera Software Netherlands B.V.	Netherlands
15.	Opera Sweden AB	Sweden
16.	YoYo Games Ltd.	United Kingdom
17.	Opera Unite Pte. Ltd.	Singapore
18.	Kunhoo Software Ltd.	Hong Kong
19.	Blueboard Ltd.	Ireland
20.	Opesa South Africa (Pty) Ltd.	South Africa
21.	O-Play Digital Services Ltd.	Nigeria
22.	O-Play Kenya Ltd.	Kenya
23.	Phoneserve Technologies Co. Ltd.	Kenya

SCHEDULE VI

LIST OF LOCKED-UP PARTIES

All directors and officers of the Company:

●	James Yahui Zhou
●	Lin Song
●	Xiaoling Qian
●	Tian Jin
●	Lori Wheeler Næss
●	Trond Riiber Knudsen
●	Frode Jacobsen
●	James Liu

The following shareholders of the Company:

●	Kunlun Tech Limited
●	Keeneyes Future Holding Inc.

EXHIBIT A

FORM OF LOCK-UP LETTER

______________, 2023

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Dear Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) under the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Opera Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and the Selling Securityholders listed in Schedule II to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (“American Depositary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares (collectively, the “Securities”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities of the Company, in cash or otherwise[, or (3) request the Company to file a registration statement under the Securities Act of 1933, as amended with respect to any Securities owned or to be owned by the undersigned]1. The foregoing sentence shall not apply (a) to transactions relating to the Securities or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) to transfers of shares of the Securities or any security convertible into the Securities as a bona fide gift, (c) to distributions of shares of the Securities or any security convertible into the Securities to limited partners or stockholders of the undersigned; (d) to transfer of the shares or the Securities or any security convertible into the Securities (i) through will or intestacy to immediate family members or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (e) to any transfer to the Company [or other disposition of the securities]2 for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans that are disclosed in the prospectus or in connection with tax or other obligations as a result of testate succession or intestate distribution; (f) to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Restricted Period; (g) to the exercise of outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the registration statement/prospectus; provided that any Securities received upon such exercise, vesting or settlement shall be subject to the terms of this letter; or (h) in connection with the Public Offering, as contemplated by the Underwriting Agreement and pursuant to the terms of the Underwriting Agreement; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or distributee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the Securities, shall be required or shall be voluntarily made during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities unless such transfer is in compliance with the foregoing restrictions.

1 Insert if the undersigned is an existing shareholder.

2 Insert if the undersigned is a director or an officer of the Company.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives on behalf of the Underwriters. This letter shall terminate and be of no further force or effect if the Underwriting Agreement is terminated pursuant to its terms.

This letter is governed by, and to be construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)